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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CITIZENS BANKING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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328 S. Saginaw Street	Thomas W. Gallagher
Flint, Michigan 48502	General Counsel and Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2005
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PENSION PLAN TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS AND NOMINEES
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2005

To the Shareholders of Citizens Banking Corporation:

     Notice is hereby given that the annual meeting of shareholders of Citizens Banking Corporation (the “Corporation”) will be held in the Presidential Ball Room located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Tuesday, May 17, 2005, at 10:00 a.m., local time, for the following purposes:

     (1) To elect three (3) Class I directors to serve a three (3) year term, and until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED.

     Shareholders of record of the Corporation’s common stock outstanding at the close of business on March 31, 2005 are entitled to notice of and to vote at the meeting.

     You are invited to attend this meeting. Please date, sign and return your proxy promptly in the enclosed, stamped envelope whether or not you plan to be present at the meeting. In the alternative, you may vote via the Internet or by telephone by following the procedures set forth on the enclosed proxy card. You may still vote in person if you attend the meeting and are a shareholder of record or have a legal proxy from a shareholder of record.

By Order of the Board of Directors

Thomas W. Gallagher
General Counsel and Secretary

Flint, Michigan
April 13, 2005

Citizens Banking Corporation 328 South Saginaw Street Flint, Michigan 48502

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Citizens Banking Corporation (the “Corporation”) to be used at the annual meeting of shareholders of the Corporation and any adjournments thereof. The annual meeting will be held on May 17, 2005 at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders.

     This proxy statement, the proxy and the notice of annual meeting of shareholders are first being provided to shareholders on or about April 13, 2005.

     The shareholders of the common stock of the Corporation (“Common Stock”) as of the close of business on March 31, 2005 will be entitled to be present and to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon at the meeting. On March 31, 2005, there were 43,172,892 shares of Common Stock outstanding and entitled to vote. The Corporation has no other class of stock issued and outstanding at this time that is entitled to vote at the meeting. The board of directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. Instead of returning signed proxy cards, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the Internet or telephone voting procedures are included on the enclosed proxy card. Shareholders who vote via the Internet or by telephone do not need to mail their proxy cards. Any proxy or prior Internet or telephone vote may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the secretary of the Corporation, by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or, if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the annual meeting.

     The shares represented by properly executed proxies (including those properly voted by telephone or Internet) will be voted in accordance with the instructions provided therein and where no instructions are given, will be voted in favor of the election of the Class I nominees identified herein. Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to the election of directors, only those cast “for” are included. Withheld votes are counted only for purposes of determining whether a quorum is present at the annual meeting.

     The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. The Corporation has, however, retained the firm of Georgeson Shareholder Communications, Inc., specialists in proxy solicitation, to solicit proxies on its behalf from brokers, bank nominees, and other institutional holders of its stock at an anticipated cost of $8,500 plus certain out-of-pocket expenses. Proxies may also be solicited by directors, officers and other employees of the Corporation and its subsidiaries personally, and by telephone, facsimile, or other means. No additional compensation will be paid to directors, officers, or employees for any such solicitation nor is any such solicitation expected to result in more than a minimal cost to the Corporation. Arrangements may also be made directly by the Corporation with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by them and to obtain authorization for the execution of proxies. The Corporation may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

     The persons named in the proxy to represent shareholders who are present by proxy at the meeting are Joseph P. Day and Stephen J. Lazaroff.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below includes all of the shareholders of the Corporation known by the Corporation to beneficially own more than five percent of its Common Stock as of March 31, 2005 unless otherwise indicated.

								Common
								Stock
								Beneficially
								Owned as a
								Percentage
								of
	Common Stock							Outstanding
Name and address of	Beneficially	Investment Power			Voting Power			Common
Beneficial Owner	Owned	Sole	Shared	None	Sole	Shared	None	Stock
CenTra, Inc. 12225 Stephens Warren, Michigan 48089 1/	2,274,812	2,138,524	136,288	-0-	2,138,524	136,288	-0-	5.3%

Citizens Bank Wealth Management, N.A. 328 S. Saginaw St. Flint, Michigan 48502 2/	2,352,546	617,398	620,579	1,114,569	1,093,422	1,201,071	58,053	5.4%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202 3/	2,334,600	2,334,600	-0-	-0-	319,400	-0-	2,015,200	5.4%

Barclays Global Investors, N.A./Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105 4/	4,414,875	4,414,875	-0-	-0-	4,200,292	-0-	214,583	10.2%

1/ The information furnished for CenTra, Inc. is based upon data which have been supplied to the Corporation by CenTra, Inc. As set forth in the table, CenTra, Inc. shares investment and voting power with respect to 136,288 shares. Such powers are shared with the Manuel J. Moroun Trust under agreement dated March 4, 1977, for the benefit of Manuel J. Moroun.

2/ As fiduciary, Citizens Bank Wealth Management, N.A., a wholly owned subsidiary of the Corporation, will not vote the shares held by it in trusts or estates unless the governing document requires Citizens Bank Wealth Management, N.A. to exercise such power. In this regard the 1,060,981 shares held in trust for the benefit of persons participating in the Corporation’s Section 401(k) Plan which are included in the shared voting power column will be voted by Citizens Bank Wealth Management, N.A. as trustee in the exercise of its fiduciary discretion if the participant fails to direct Citizens Bank Wealth Management, N.A. on how to vote the shares pursuant to the requirements of the Plan and Department of Labor regulations. Shares held in all other trusts or estates shall not be voted unless a co-fiduciary unrelated to Citizens Bank Wealth Management, N.A. votes the shares.

3/ The information furnished for T. Rowe Price Associates, Inc. is based upon information contained in Form 13G filed with the Securities and Exchange Commission, a copy of which was provided to the Corporation. Such information is as of December 31, 2004.

4/ The information furnished for Barclays Global Investors, N.A./Barclays Global Fund Advisors is based upon information contained in Form 13G filed with the Securities and Exchange Commission, a copy of which was provided to the Corporation. Such information is as of December 31, 2004.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Corporation’s Common Stock beneficially owned as of March 31, 2005, together with the percentage of the outstanding shares which such ownership represents, by (i) each director and nominee for election to the board of directors, (ii) each executive officer named in the Summary Compensation Table under “Executive Compensation” and (iii) all directors and executive officers of the Corporation as a group. The information with respect to directors and executive officers has been obtained from the respective individuals and is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the “Commission”) under which a person may be deemed to be the beneficial owner of a security if such person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within the next 60 days. Accordingly, the amounts shown in the following table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission’s reporting requirements.

					Common Stock
					Beneficially Owned as a
					Percentage of
	Common Stock		Sole Voting and	Shared Voting and	Outstanding
Name	Beneficially Owned1/		Dispositive Power	Dispositive Power	Common Stock
Edward P. Abbott	22,122		22,122	-0-	*
Lizabeth A. Ardisana	950		950	-0-	*
Jonathan E. Burroughs II2/	273,940		238,082	35,858	*
Charles D. Christy3/	21,540		18,240	3,300	*
Joseph P. Day	8,450		4,950	3,500	*
Richard J. Dolinski	7,450		7,450	-0-	*
Lawrence O. Erickson	467,918		6,575	461,343	1.1%
William R. Hartman4/	393,500		393,500	-0-	*
Benjamin W. Laird	6,980		6,980	-0-	*
Stephen J. Lazaroff	28,878		28,878	-0-	*
Clinton A. Sampson	13,609		13,609	-0-	*
Wayne G. Schaeffer	144,884		134,646	10,238	*
John D. Schwab	42,904		42,904	-0-	*
William C. Shedd	12,839		12,839	-0-	*
Kendall B. Williams	8,505		4,895	3,610	*
James L. Wolohan5/	22,141		10,450	11,691	*

All directors and executive officers as a group (25)	1,698,751	6/	1,165,564	533,186	3.9%

* Represents holdings of less than one percent.

1/ Included in the number of shares beneficially owned, are the following shares that the directors and officers listed in the table have the right to purchase pursuant to options which are exercisable currently or become exercisable within the next 60 days: Edward P. Abbott – 4,450; Lizabeth A. Ardisana – 450; Jonathan E. Burroughs – 2,950; Charles D. Christy – 13,240; Joseph P. Day 4,450; Richard J. Dolinski – 4,450; Lawrence O. Erickson – 5,950; William R. Hartman – 330,500; Benjamin W. Laird – 2,950; Stephen J. Lazaroff – 4,450; Clinton A. Sampson – 12,880; Wayne G. Schaeffer – 134,376; John D. Schwab – 37,680; William C. Shedd – 4,450; Kendall B. Williams – 2,950; James L. Wolohan – 4,450.

2/ The shares shown for Mr. Burroughs include 26,950 shares held in the Burroughs’ Memorial Trust, for which Mr. Burroughs is one of five trustees. Mr. Burroughs disclaims beneficial ownership of such shares.

3/ The shares shown for Mr. Christy include 2,000 shares that were awarded to him as restricted shares under the Corporation’s Stock Compensation Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation, as to which the vesting restrictions have not yet lapsed. In general, assuming his continued employment, the transfer restrictions on the remaining 2,000 shares will lapse at the rate of 1,000 shares per year on September 3, 2005 and 2006.

4/ The shares shown for Mr. Hartman include 4,000 shares which were awarded to him as restricted shares under the Corporation’s Stock Compensation Plan in connection with his appointment as president and chief executive officer of the Corporation, as to which the vesting restrictions have not yet lapsed. In general, assuming his continued employment, the transfer restrictions on the remaining 4,000 shares will lapse on February 25, 2006. The shares shown also include 7,862 shares that may not be sold by Mr. Hartman during his employment.

5/ The shares shown for Mr. Wolohan include 11,691 shares held by the Wolohan Family Foundation, of which Mr. Wolohan is a trustee. Mr. Wolohan disclaims beneficial ownership of such shares.

6/ The directors and executive officers disclaim beneficial ownership of 74,821 of these shares.

ELECTION OF DIRECTORS

     In accordance with the Corporation’s restated articles of incorporation, the board of directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes will expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The directors whose terms expire at the 2005 annual meeting of shareholders (“Class I directors”) are Edward P. Abbott, Lizabeth A. Ardisana, Jonathan E. Burroughs II and Lawrence O. Erickson. Mr. Burroughs has decided not to stand for election after completing his term at the annual meeting. The board of directors has decided to not replace Mr. Burroughs immediately upon the expiration of his term and has reduced the number of directors to eleven effective at the end of the annual meeting. Three nominees will be elected as Class I directors at the 2005 annual meeting of shareholders. The board of directors has nominated Ms. Ardisana and Messrs. Abbott and Erickson for election as Class I directors. The term for the Class I directors will expire at the 2008 annual meeting of shareholders and upon the election and qualification of their successors. However, in accordance with the mandatory retirement provisions of the Corporation’s board of directors policy, the Corporation expects that Mr. Erickson will retire from the board of directors on March 1, 2006. Following Mr. Erickson’s retirement, the board of directors will select his replacement as a Class I director or reduce the size of the board of directors to eliminate the vacancy. If any of the nominees should be unable to serve, the board of directors may choose to nominate a replacement candidate or the number of directors elected will be automatically reduced by the number of nominees unable to serve. If the board of directors chooses to nominate a replacement candidate then the proxies may be voted for the election of such other person or persons as the board of directors may recommend.

     On the basis of information presently available to the board of directors, only the three persons named above as nominees will be nominated for election as directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     The name and age of each nominee and incumbent director, positions and offices currently held with the Corporation and its subsidiaries, his or her five-year business experience, and the year each became a director of the Corporation, according to information furnished by such nominees and incumbent directors, are set forth below.

Nominees

				Business Experience During the
				Past Five Years, Directorships
				in Certain Corporations, and
			Served Continuously	Principal Occupation if Other
		Positions and Offices with	as a Director of	Than Current Position With
Name	Age	Corporation and its Subsidiaries	Corporation	Corporation and its Subsidiaries

Edward P. Abbott	65	Director of Corporation and Director of Citizens Bank.	1982	President and Chief Executive Officer, Abbott’s Meat, Inc., a wholesale and retail meat distributor.

Lizabeth A. Ardisana	53	Director of Corporation; Director of Citizens Bank and Director of Citizens Bank Wealth Management, N.A.	2004	Chief Executive Officer and owner of ASG Renaissance, a technical and communication services firm.

Lawrence O. Erickson	69	Director of Corporation and Director of Citizens Bank.	1993	Chief Executive Officer, Four-Way Tool & Die, Inc., an engineering consulting firm for metal stamping fabrication and tool manufacturing.

Class II Continuing Directors – Term Expiring In 2006

				Business Experience During the
				Past Five Years, Directorships
		Positions and		in Certain Corporations, and
		Offices with	Served Continuously	Principal Occupation if Other
		Corporation and its	as a Director of	Than Current Position With
Name	Age	Subsidiaries	Corporation	Corporation and its Subsidiaries

Joseph P. Day	65	Director of Corporation; Director of Citizens Bank and Director of Citizens Bank Wealth Management, N.A.	1992	President, Banner Engineering & Sales, Inc., a combustion engineering and manufacturing firm.

Benjamin W. Laird	55	Director of Corporation and Director of Citizens Bank.	2001	Attorney, Godfrey & Kahn, S.C.

James L. Wolohan	53	Director of Corporation and Director of Citizens Bank.	1997	Chairman, President and Chief Executive Officer of Wolohan Lumber Co., a retailer of lumber, building materials and home improvement products.

William C. Shedd	66	Director of Corporation; Director of Citizens Bank and Director of Citizens Bank Wealth Management, N.A.	1982	Member of the law firm Shedd, Fraiser & Grossman, PLLC from November 2001 to present. Of counsel to the law firm of Winegarden, Shedd, Haley, Lindholm & Robertson, PLC from December 1999 to November 2001. Previously an attorney and partner with such firm.

Class III Continuing Directors – Term Expiring in 2007

				Business Experience During the
				Past Five Years, Directorships
		Positions and		in Certain Corporations, and
		Offices with	Served Continuously	Principal Occupation if Other
		Corporation and its	as a Director of	Than Current Position With
Name	Age	Subsidiaries	Corporation	Corporation and its Subsidiaries

Richard J. Dolinski	64	Director of Corporation and Director of Citizens Bank.	2001	President and Chief Executive Officer, Dolinski Associates, Inc., a management consulting firm.

William R. Hartman	56	Chairman, President and Chief Executive Officer of Corporation and of Citizens Bank; and Chairman of Citizens Bank Wealth Management, N.A.	2002	Chairman of Corporation from January 2003 to present. President and Chief Executive Officer of Corporation and Chairman, President and Chief Executive Officer of Citizens Bank from February 2002 to present. Chairman of Citizens Bank Wealth Management, N.A. from June 2002 to present. Chairman, President and Chief Executive Officer, Bank One-Ohio, N.A. and Bank One-Kentucky, N.A. from May 2000 to February 2002. Chairman, President and Chief Executive Officer, Bank One, Kentucky, N.A. from January 1997 to May 2000.

Stephen J. Lazaroff	51	Director of Corporation and Director of Citizens Bank.	1997	President, Diversified Precision Products, Inc., a special cutting tool manufacturer serving the automotive and hydraulic fittings industries.

Kendall B. Williams	52	Director of Corporation and Director of Citizens Bank.	1992	Attorney and Counselor, The Williams Firm, P.C.

Meetings Of Directors And Committees Of The Board Of Directors

     During 2004, nine meetings of the board of directors of the Corporation were held. During such period, all incumbent directors attended at least 75% of the aggregate of the number of meetings of the board of directors and the number of meetings held by the committees on which they serve.

     The Corporation has several committees on which members of the board of directors serve, including a compensation and human resources committee, a corporate governance and nominating committee, and an audit committee. The board of directors has adopted a charter for each of these three committees. The charters are accessible on the Corporate Governance page of the Investor Relations Section of the Corporation’s website at www.citizensonline.com. The audit committee meets quarterly and on call when needed, and the compensation and human resources committee and the corporate governance and nominating committee meet on call. The board of directors has determined that all of the directors, other than Mr. Hartman, including all the committee members, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market (“Nasdaq”).

     The compensation and human resources committee met seven times during 2004 and is currently comprised of the following directors: Kendall B. Williams, chairman; Benjamin W. Laird, vice chairman; Lawrence O. Erickson and Stephen J. Lazaroff. The responsibilities of the committee include approval of all aspects of corporate executive compensation and administration of the Corporation’s compensation and benefits plans.

     The corporate governance and nominating committee met three times during 2004 and is currently comprised of the following directors: James L. Wolohan, chairman; Stephen J. Lazaroff, vice chairman; Lizabeth A. Ardisana; Jonathan E. Burroughs II; Lawrence O. Erickson; and Benjamin W. Laird. The responsibilities of the committee are: to establish criteria for board and committee membership and to recommend committee appointments; to review candidates qualifications and possible conflicts; to assess contributions of current directors in relation to whether they should be renominated; to ensure that a substantial majority of directors are independent; to review the Corporation’s process for providing information to the board of directors; to recommend corporate governance principles to the board of directors; to oversee and evaluate the effectiveness of the board; to determine a desirable balance of expertise among board members; to identify qualified candidates to fill board positions and provide aid in attracting them to the board of directors; to recommend the slate of director nominees to the board of directors for inclusion in the Corporation’s proxy statement for election by the shareholders at the annual meetings; to consider director nominees proposed by shareholders; and to handle such other matters as may be properly delegated to the committee by the board of directors. The committee uses a number of means to identify director candidates, including requesting recommendations from existing board members and others, hiring an independent search firm or consultant, and considering candidates submitted by shareholders. If the committee hires an independent search firm or consultant, in exchange for a fee such firm or consultant will provide the committee with the names of director candidates that meet criteria established by the committee. When evaluating a director candidate, the committee looks at the candidate’s qualifications in light of the needs of the board and the Corporation at that time given the then current mix of director expertise. For a description of procedures for submitting nominations to the committee, see “Shareholder Proposals and Nominees.”

     The audit committee met twelve times during 2004 and is currently comprised of the following directors: Edward P. Abbott, chairman; Richard J. Dolinski, vice chairman; Joseph P. Day; Benjamin W. Laird; William C. Shedd; and James L. Wolohan. The board of directors has determined that each of the members of the committee is “independent,” as independence is defined in the applicable Nasdaq rules for audit committee members. The board of directors has also determined that Mr. Wolohan is an “audit committee financial expert” as defined by applicable Commission rules and that each of the audit committee members satisfies all other qualifications for audit committee members set forth in the applicable Nasdaq rules. The responsibilities of the committee are: to oversee the Corporation’s financial reporting process and the internal accounting controls for the internal audit function of the Corporation and its subsidiaries; to appoint, compensate, oversee, evaluate and replace if necessary the external auditors; to approve in advance all audit services, to ensure that a written statement is received from the external auditors setting forth all relationships with the Corporation; to act as the Qualified Legal Compliance Committee; to review and approve any related party transactions; to review the annual audit plan with the independent auditors and the internal auditors; to oversee the Corporation’s legal, compliance, and ethics policies; and to review the results of the internal and independent audits of the Corporation.

Report Of The Audit Committee

     In accordance with its written charter adopted by the board of directors, the audit committee of the board of directors (the “Audit Committee”) assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation.

     The Audit Committee received and reviewed a statement from the independent auditors describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2004 with management and the independent auditors.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed the independent auditors to serve as such for 2005.

The Audit Committee of the Board of Directors:
Edward P. Abbott, Chairman
Richard J. Dolinski, Vice Chairman
Joseph P. Day
Benjamin W. Laird
William C. Shedd
James L. Wolohan

Annual Meeting Attendance

     The Corporation encourages all members of its board of directors to attend the annual shareholders meetings but it has not adopted a formal policy requiring the same. All of the members of the board of directors of the Corporation who were directors at the time of the 2004 annual meeting of shareholders attended such meeting.

Compensation Of Directors

     During 2004, directors of the Corporation were paid an annual retainer of $15,000 plus the sum of $1,500 for attendance at each meeting of the board of directors and committees upon which they serve unless attendance is by conference phone and then the fee is reduced to $750 per meeting. The chairperson of the Audit Committee receives an additional annual retainer of $10,000 while the chairpersons of the Compensation and Human Resources Committee and of the Corporate Governance and Nominating Committee receive additional annual retainers of $7,500 and $5,000, respectively. Committee members who are also employees of the Corporation do not receive fees for committee meeting attendance. In addition, each nonemployee director serving on the board of directors on May 12, 2004 received, pursuant to the Stock Compensation Plan, a grant of a non-qualified stock option to purchase 2,250 shares of Common Stock at an exercise price of $29.06, which was the fair market value per share of Common Stock on the date of grant. Each such option has a term of ten years and becomes exercisable at the rate of 20% per year with the option being fully exercisable after five years. Also, directors may participate in the Directors Deferred Compensation Plan. Pursuant to the provisions of this plan, directors may elect to defer up to 100% of their retainer, meeting and committee fees until such time as they cease all of their directorships with the Corporation and its subsidiaries or until the plan is terminated. No additional compensation is paid pursuant to this plan, however.

Executive Officers

     The following information is provided for those officers currently designated as executive officers by the Corporation’s board of directors.

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation

Marilyn K. Allor	59	Senior Vice President and Director of Human Resources of Corporation and of Citizens Bank (June 1996 to present).	2002

Charles D. Christy	47	Executive Vice President and Chief Financial Officer of Corporation and of Citizens Bank (September 2002 to present); Controller of Corporation and of Citizens Bank (November 2004 to present); Director of Strategy and Acquisitions-Investment Management Group, Bank One Corporation (January 2002 to August 2002); Treasurer-Retail Line of Business, Bank One Corporation (January 2000 to January 2002).	2002

Roy A. Eon	53	Executive Vice President and Manager of Operations and Technology of Corporation and of Citizens Bank (August 2002 to present); Manager of Operations and Technology, First Merchants Corporation (November 2001 to August 2002); Operations Manager, One Valley Bank Corporation (December 1999 to November 2001).	2002

Thomas W. Gallagher	52	General Counsel of Corporation (August 1988 to present); Secretary of Corporation (January 1989 to present); General Counsel and Secretary of Citizens Bank (August 1988 to present); Secretary and Manager of Citizens Bank Consumer Finance, LLC (September 2000 to present); Secretary and Manager of Citizens Bank Mortgage Company, LLC (October 1997 to present).	1989

William R. Hartman	56	Chairman of Corporation (January 2003 to present); President and Chief Executive Officer of Corporation and Chairman, President and Chief Executive Officer of Citizens Bank (February 2002 to present); Chairman, Citizens Bank Wealth Management, N.A. (June 2002 to present); Chairman, President and Chief Executive Officer, Bank One-Ohio, N.A. and Bank One-Kentucky, N.A. (May 2000 to February 2002); Chairman, President and Chief Executive Officer, Bank One-Kentucky, N.A. (January 1997 to May 2000).	2002

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation

James A. Hawking	57	Senior Vice President and General Auditor of Corporation and of Citizens Bank (September 2004 to present); Senior Vice President and Director of Strategy and Planning of Corporation and of Citizens Bank (February 2003 to September 2004); Independent Bank Consulting Practice (September 2001 to January 2003); Vice President of the Retail Bank of Bank One Corporation (September 1998 to August 2001).	2004

Wendy K. Hemingway	39	Senior Vice President and Director of Commercial Products and Sales of Corporation (August 2003 to present); Vice President and Treasury Director/Director of Public Funds of Fifth Third Bank (April 1999 to July 2003); Treasury Sales Manager of National City Bank (May 1994 to April 1999).	2003

John J. Owens	53	Senior Vice President and Chief Marketing Officer of Corporation and of Citizens Bank (March 2005 to present); Senior Vice President and Director of Marketing of TCF Bank, Detroit, Michigan (March 2000 to March 2005).	2005

Randall J. Peterson	59	Executive Vice President and Regional Chairman of Corporation; Chairman, President and Chief Executive Officer of F&M Bank-Wisconsin and Chairman of F&M Bank-Iowa (April 2003 to present); Chairman, Citizens Bank-Illinois, N.A. (April 2003 until divested by the Corporation on August 5, 2004); Consultant to Halron Oil Co., Inc. (February 2002 to April 2003); President and Chief Executive Officer of Associated Bank Green Bay and Executive Vice President of Associated Banc-Corp. (December 1998 to January 2002).	2003

Logan M. Pichel	40	Senior Vice President and Manager of Retail Delivery of Corporation (November 2002 to present); Administrative Vice President and Regional Sales Manager for the retail bank of M&T Bank (October 2000 to October 2002); Vice President, Consumer Direct Mortgage Originations of M&T Mortgage Corporation (January 1994 to September 2000).	2004

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation

Clinton A. Sampson	59	Executive Vice President and Regional Chairman of Corporation (November 2003 to present); President, Northeast Ohio Region of Bank One Corporation (December 2002 to October 2003); President, Cleveland Market of Bank One Corporation (September 1999 to December 2002).	2003

Wayne G. Schaeffer	58	Executive Vice President for Consumer Banking of Corporation and of Citizens Bank (June 2002 to present); Executive Vice President of Corporation and President-South East Region of Citizens Bank (June 1996 to June 2002); President and Manager of Citizens Bank Consumer Finance, LLC (September 2000 to present).	1987

James A. Schmelter	42	Executive Vice President for Wealth Management of Corporation and President of Citizens Bank Wealth Management, N.A. (September 2003 to present); Market Business Manager, Private Client Sales of Bank One Corporation (August 2001 to August 2003); First Vice President, Commercial Banking of Bank One Corporation (January 1999 to July 2001).	2003

John D. Schwab	60	Executive Vice President and Chief Credit Officer of Corporation and of Citizens Bank (November 2002 to present); Senior Vice President and Senior Credit Officer of Bank One Corporation (November 1998 to July 2002).	2002

Code of Ethics

     The Corporation has a code of ethics that applies to all of its employees and its directors. The code of ethics, as currently in effect (together with any amendments that may be adopted from time to time), is posted on the Corporation’s website at www.citizensonline.com. In the future, to the extent any waiver is granted with respect to the code of ethics that requires disclosure under applicable Commission rules, such waiver will be posted on the website at the address specified above.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation who were serving as such at December 31, 2004 (the “Named Officers”) for each of the last three calendar years:

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation				Awards
						Restricted		Securities
					Other Annual	Stock		Underlying	All Other
Name and Principal					Compensation	Awards		Options/	Compensation2/
Position	Year	Salary ($)	Bonus ($)		($)1/	(# shares)		SARs(#)	($)

William R. Hartman	2004	591,807	330,930					77,500	43,152
Chairman, President and	2003	571,154	292,214					225,000	41,402
Chief Executive Officer3/	2002	442,211	20,000	4/	72,420	27,862	5/	225,000	71,575	6/

Charles D. Christy	2004	265,846	113,215					16,200	11,095
Executive Vice President	2003	260,000	101,640					25,000	10,278
and Chief Financial Officer7/	2002	83,000	130,000	8/	94,863	5,000	9/	85,000	131,499

Wayne G. Schaeffer	2004	245,261	105,972					14,400	13,307
Executive Vice President of	2003	236,385	93,821					22,000	12,681
Consumer Banking	2002	227,832	- 0 -					20,000	9,916

John D. Schwab	2004	235,042	103,037					14,400	16,595
Executive Vice President	2003	225,961	89,913					22,000	42,344
& Chief Credit Officer10/	2002	28,557	50,000	11/				65,000	60,238	12/

Clinton A. Sampson	2004	230,115	78,404		48,325			14,400	12,825
Executive Vice President	2003	25,096	175,000	14/				50,000	163,183	15/
and Regional Chairman13/

1/ The amount in the table for Mr. Hartman represents (i) a country club initiation fee and annual dues of $44,900, (ii) an automobile allowance and related expenses of $17,028 incurred in connection with the discontinuation of the Corporation’s automobile program, and (iii) a tax gross up of $10,492 associated with relocation benefits paid. The amount in the table for Mr. Christy represents (i) a country club initiation fee of $42,500 and (ii) a tax gross up of $52,363 associated with relocation benefits paid. Perquisites paid by the Corporation to Messrs. Hartman and Christy in other years and paid by the Corporation to the other Named Officers did not exceed the lesser of $50,000 or 10% of salary and bonus paid for the year and, therefore, has been excluded pursuant to applicable Commission rules. The amount in the table for Mr. Sampson represents a country club membership and annual dues.

2/ The amounts set forth in the “All Other Compensation” column for 2004 represent: (i) matching contributions on behalf of each of the Named Officers to the Corporation’s Section 401(k) Plan as follows: Mr. Hartman $12,000, Mr. Christy $9,750, Mr. Schaeffer $11,036, Mr. Schwab $12,000 and Mr. Sampson $10,355; (ii) insurance payments with respect to term life insurance as follows: Mr. Hartman $4,902, Mr. Christy $1,345, Mr. Schaeffer $2,271, Mr. Schwab $4,595 and Mr. Sampson $2,116; (iii) director fees in the amount of $26,250 paid to Mr. Hartman for services as a director of the Corporation; and (iv) relocation assistance for Mr. Sampson in the amount of $354.

3/ Mr. Hartman was hired by the Corporation in February 2002.

4/ Represents a relocation bonus paid to Mr. Hartman as required by his employment agreement upon relocating his residence near the Corporation’s headquarters to reimburse him for legal and other professional expenses incurred by him in connection with his acceptance of the position of president and chief executive officer of the Corporation.

5/ The shares shown for Mr. Hartman include 20,000 shares which were awarded to him as restricted shares under the Corporation’s Stock Compensation Plan in connection with his appointment as president and chief executive officer of the Corporation. The transfer restrictions on 4,000 of these shares lapsed on May 25, 2002. On each of February 25, 2003, February 25, 2004 and February 25, 2005, the transfer restrictions on an additional 4,000 of the shares lapsed for each of the three years. Assuming his continued employment, the transfer restrictions on the remaining 4,000 shares will lapse on February 25, 2006. In addition, Mr. Hartman voluntarily relinquished his right to receive a guaranteed cash bonus in the amount of $200,000 pursuant to the provisions of his employment agreement. In lieu of the bonus, Mr. Hartman received a grant of 7,862 shares of Common Stock (which had a fair market value of $200,000 on the date of grant). The Common Stock is not permitted to be sold as long as he remains employed by the Corporation. At December 31, 2004, Mr. Hartman held 15,862 shares of restricted stock of the Corporation. Such shares are valued at $544,859 as of such date based on the closing price as quoted on the Nasdaq National Market. Mr. Hartman is entitled to vote the restricted stock and to receive dividends thereon.

6/ The amount set forth in the “All Other Compensation” column for Mr. Hartman in 2002 consists of (i) matching contributions in the Corporation’s 401(k) Plan in the amount of $2,877, (ii) insurance payment with respect to term life insurance in the amount of $2,155, (iii) director fees in the amount of $19,500, and (iv) relocation assistance in the amount of $37,043. In addition, in connection with Mr. Hartman’s relocation, the Corporation agreed to purchase his former residence at fair market value as determined by an appraisal process performed at the Corporation’s request. The residence was subsequently sold in June of 2002 for $10,000 less than the purchase price.

7/ Mr. Christy was hired by the Corporation in September 2002.

8/ Represents a signing bonus paid to Mr. Christy in connection with his hiring and relocation to Michigan.

9/ The shares shown for Mr. Christy were awarded to him as restricted shares under the Corporation’s Stock Compensation Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation. The transfer restrictions on 1,000 of these shares lapsed on December 3, 2002. On September 3, 2003 and September 3, 2004, the transfer restrictions on an additional 1,000 of the shares lapsed for each of the two years. Assuming his continued employment, the transfer restrictions on the remaining 2,000 shares will lapse at the rate of 1,000 shares per year on September 3, 2005 and 2006. At December 31, 2004, Mr. Christy held 2,000 shares of restricted stock of the Corporation. Such shares are valued at $68,700 as of such date based on the closing price as quoted on the Nasdaq National Market. Mr. Christy is entitled to vote the restricted stock and to receive dividends thereon.

10/ Mr. Schwab was hired by the Corporation in November 2002.

11/ Represents a signing bonus paid to Mr. Schwab in connection with his hiring by the Corporation .

12/ The amount set forth in the “All Other Compensation” column for Mr. Schwab in 2002 consists of an insurance payment with respect to term life insurance in the amount of $238. In addition, the Corporation agreed to purchase his former residence at fair market value as determined by an appraisal process performed at the Corporation’s request. The residence was subsequently sold in March of 2003 for $60,000 less than the purchase price.

13/Mr. Sampson was hired by the Corporation in November 2003.

14/The bonus amount reported for 2003 consists of a $100,000 signing bonus paid to Mr. Sampson in connection with his hiring and relocation to Michigan and a $75,000 guaranteed bonus paid to Mr. Sampson under the Corporation’s Management Incentive Plan.

15/The amount set forth in the “All Other Compensation” column for Mr. Sampson in 2003 consists of relocation assistance in the amount of $35,945 and an insurance payment with respect to term life insurance in the amount of $238. In addition, in connection with Mr. Sampson’s relocation, the Corporation agreed to purchase his former residence at fair market value as determined by an appraisal process performed at the Corporation’s request. The residence was subsequently sold in January 2005 for $127,000 less than the purchase price.

Stock Option Grants

     The following table contains information concerning the grant of stock options under the Corporation’s Stock Compensation Plan to the Named Officers during 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants1/
	Number of	% of Total
	Securities	Options/
	Underlying	SARs
	Options	Granted to	Exercise or		Grant Date
	/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year	($/sh)	Date	($)2/

W.R. Hartman	77,500	10.46%	29.06	5-12-14	541,725

C.D. Christy	16,200	2.18%	29.06	5-12-14	113,238

W.G. Schaeffer	14,400	1.94%	29.06	5-12-14	100,656

J.D. Schwab	14,400	1.94%	29.06	5-12-14	100,656

C.A. Sampson	14,400	1.94%	29.06	5-12-14	100,656

1/ These stock options are nonqualified stock options and were granted on May 12, 2004 pursuant to the Corporation’s Stock Compensation Plan. All of the options granted are exercisable in whole or in part during the term thereof once vested. Generally, such options will become vested at the rate of 20% per year and will become 100% vested after 5 years from the date of grant. In the event of a change in control of the Corporation, the options granted to all Named Officers will immediately become exercisable in full.

2/ The Grant Date Present Value is determined by multiplying the number of shares subject to options awarded to each of the named officers by $6.99, which is the economic value per option as determined in accordance with the Black-Scholes model for valuing stock options. The application of the Black-Scholes model was based on the following assumptions:

Risk-free rate of return – 2.87%
Time of exercise – 10 years
Volatility – 28.21%
Dividend yield – 3.72% ($1.14 per share)

The actual value of such options is dependent upon actual appreciation in the market price of the Common Stock during the term of the options.

Option/SAR Exercises and Holdings

     The following table provides information, with respect to the Named Officers, about the unexercised options and stock appreciation rights held as of the end of 2004. None of the Named Officers exercised any options or stock appreciation rights during 2004.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-the-
	Options/SARs at Fiscal		Money Options/SARs at
	Year End (#)		Fiscal Year End($)1/
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

W.R. Hartman	270,000	257,500	906,300	1,911,175

C.D. Christy	5,000	121,200	41,700	978,398

W.G. Schaeffer	106,396	72,154	689,213	762,867

J. D. Schwab	30,400	71,000	276,936	583,320

C.A. Sampson	10,000	54,400	41,200	240,976

1/ The value set forth in the table was calculated by subtracting the exercise price of the options from the closing price of the Common Stock at year end and then multiplying the difference by the number of shares subject to such options.

Pension Plans

     Effective January 1, 2002, the Corporation’s final average pay defined benefit pension plan was changed to a cash balance defined benefit pension plan. Although benefits earned through December 31, 2001 under the final pay pension plan are protected as minimum benefits and participants have a five-year window to elect either old or new benefits, all future benefits otherwise will be earned under the cash balance pension plan. One of the Named Officers also has a supplemental retirement arrangement that is described below.

     Final Average Pay Pension Plan. Under the old final average pay pension plan, retirement benefits payable as a life annuity at the normal retirement age of 65 were based on a participant’s average monthly compensation and years of service. Compensation was averaged over the 60 consecutive months of the participant’s last 120 months in which he or she received the greatest amount. Compensation was defined as the participant’s base salary, exclusive of bonuses, overtime, and fringe benefits, but included the participant’s 401(k) salary reduction contributions. Annual compensation in excess of the federal tax law limit was not considered. Benefits were not subject to offset for Social Security or other benefits.

     The following table shows the estimated annual pension benefits payable to the Named Officers at normal retirement age under the final average pay pension plan, based on remuneration that is covered under the plan, years of service with the Corporation and its subsidiaries, andcessation of accruals as of December 31, 2001.

PENSION PLAN TABLE

Remuneration		Years of Credited Service
	15	20	25	30	35

$125,000	$29,000	$39,000	$49,000	$59,000	$69,000
150,000	36,000	48,000	60,000	72,000	84,000
175,000	43,000	57,000	71,000	86,000	100,000
200,000	50,000	66,000	83,000	99,000	116,000

     Mr. Schaeffer is the only Named Officer who participated in this plan. The covered remuneration for Mr. Schaeffer under this plan is $205,000 (the maximum covered amount permitted under federal tax law) and his estimated credited years of service are 20.

     Cash Balance Pension Plan. As of January 1, 2002, each participant’s age 65 lifetime annuity benefit under the final average pay pension plan was converted to a present value amount, based on stated assumptions of life expectancy and interest rates. This amount was then increased by 5% as a special one-time plan inception contribution, yielding each participant’s January 1, 2002 opening cash balance in the cash balance pension plan, which is shown on the plan’s records as a bookkeeping account.

     At the close of each subsequent year of participation in the plan, an employee’s cash balance pension plan account is credited with two amounts. First, there is a credit of 4% of the participant’s total compensation earned for the year. For this purpose, compensation includes a participant’s base salary, plus bonuses, overtime and taxable fringe benefits, as well as any elective salary reduction contribution made by the participant to the Corporation’s 401(k) plan. However, the plan does not consider annual compensation in excess of the federal tax law limit, which was $205,000 for 2004. Participants who were age 35 or older with at least 10 years of service as of December 31, 2001 also receive an additional annual transition credit as follows: ages 35-39 0.5%; ages 40-44 1.5%; ages 45-49 2.5%; and ages 50 and older 3.0%. Second, each participant’s bookkeeping account as of January 1 of each year is credited with interest at an assumed rate equal to the 30-year U.S. Treasury bond rate in effect for November of the previous year. The rate used for 2004 was 5.12%.

     Participants in the cash balance pension plan are entitled to a lump sum distribution of their accumulated bookkeeping account upon retirement or may elect to have this balance transferred to one of various lifetime annuity options using the plan’s stated actuarial assumptions for the age at which payments are to begin. There is no offset for Social Security or other benefits. Estimated lump sum benefits, based on projected future earnings and interest rates, and corresponding annual lifetime annuity amounts, payable at age 65 to each of the Named Officers, are as follows:

	Projected Lump Sum Balance	Alternative Annual Life
Name	Plan Benefit at Age 65	Annuity Benefit at Age 65

W.R. Hartman	$144,494	$12,138

C.D. Christy	$375,922	$31,578

W.G. Schaeffer	$622,162	$60,097

J. D. Schwab	$ 93,577	$ 7,861

C.A. Sampson	$ 74,798	$ 6,283

     The Corporation has an agreement with Mr. Hartman, providing that he will be entitled to receive a supplemental benefit from the Corporation if the sum of his pension benefits under the cash balance pension plan described above and Social Security retirement benefits at age 65 do not equal at least 60% of his average annual base salary and bonus over the consecutive 36-month period in which he received the highest compensation during his final 60 months of employment, with appropriate percentage reductions in the event of his retirement before age 65. For Mr. Hartman, this minimum benefit payable monthly for life commencing at age 65 is estimated to be $40,383.

Change in Control, Severance and Employment Agreements

     The Corporation has change in control agreements with each of the Named Officers. Each agreement provides severance benefits to the Named Officer if there is a change in control of the Corporation and the Named Officer’s employment with the Corporation is actually or constructively terminated at any time within three months prior to or on the date of such change in control, or within twenty-four months thereafter. A “change in control” of the Corporation is generally defined as the acquisition by any person or group of 20% or more of the outstanding Common Stock in a transaction which has not been approved by a majority of the board of directors, a liquidation or dissolution of the Corporation, a sale of substantially all of the assets of the Corporation, a merger, consolidation or combination in which the shareholders of the Corporation immediately before such a transaction do not continue to control more than 65% of the voting power of the resulting entity or, under certain circumstances, a change in the majority of the members of the board of directors within a two-year period. A Named Officer’s employment is deemed to have been constructively terminated following a change in control if (i) there is a significant reduction in the scope of the Named Officer’s authority or in the extent of such Officer’s powers, functions, duties or responsibilities, (ii) there is a reduction in the Named Officer’s rate of compensation, (iii) fringe benefits are not provided to such Named Officer on a basis commensurate with other executives of the Corporation, or (iv) there are changes in the Named Officer’s responsibilities which would require moving such Officer’s job location outside of lower Michigan.

     Each change in control agreement continues until two years after a change in control of the Corporation and generally provides severance benefits of a lump-sum payment equal to three years salary and three years bonus plus medical, dental and life insurance coverage for a period of three years. Further, each change in control agreement provides for additional payments to make the Named Officer whole, on an after-tax basis, for any excise tax imposed by Section 4999 of the Code. Any Named Officer whose employment is terminated and who thereafter receives the benefits provided under such change in control agreement may not, for a period of twenty-four months following termination of employment, accept employment, consult for or otherwise assist any other financial institution which conducts business from a location within fifty (50) miles of any location of the Corporation or its subsidiary banks.

     The Corporation entered into an employment agreement with Mr. Hartman in February 2002 in connection with his appointment as chief executive officer of the Corporation. This agreement was amended and restated in May 2003 (the “Amended Agreement”). The Amended Agreement is for a five year term with automatic one year extensions commencing on the first anniversary date and continuing each year thereafter unless notice of nonrenewal is provided by either of the parties. The Amended Agreement provides for a minimum base salary of $575,000 as well as participation in the Corporation’s executive compensation and benefit plans. If Mr. Hartman’s employment is terminated without cause, he is entitled to a lump sum payment equal to five times his current base salary plus his average annual bonus over the preceding five years, and all outstanding options and restricted stock held by him will immediately vest. Mr. Hartman has agreed not to compete with the Corporation during the term of the agreement or for five years after termination.

Compensation And Human Resources Committee Report On Executive Compensation

     The compensation and human resources committee (the “Compensation Committee”) of the board of directors of the Corporation presently consists of four directors who are not employed by the Corporation and are not eligible to participate in any of the Corporation’s benefit plans other than the Stock Compensation Plan and the Directors Deferred Compensation Plan. The following report is submitted by the Compensation Committee.

     Overview and Philosophy. The Compensation Committee, pursuant to authority delegated by the board of directors of the Corporation, is responsible for determining and implementing compensation and benefit systems for executive officers and other employees of the Corporation. The Compensation Committee determines the annual salaries and other compensation for executive officers based upon recommendations from the Corporation’s chief executive officer, as well as information from the Corporation’s human resources department and independent outside consultants. With respect to the compensation of the Corporation’s chief executive officer, in addition to the utilization of the Corporation’s human resources department and independent outside consultants, the members of the board of directors also provide input and recommendations. The Compensation Committee’s determinations relating to executive compensation are intended to:

*	align the financial interests of the executive officers with the long-term interests of the Corporation’s shareholders;

*	attract and retain high performing executive officers to lead the Corporation to greater levels of profitability; and

*	motivate executive officers to attain the Corporation’s performance goals by placing a significant portion of such officers’ compensation at risk relative to achievement of Corporate goals.

     In furtherance of these objectives, the compensation package structured for the Corporation’s executive officers has three primary components: base compensation (including salary, pension, welfare benefits and perquisites), annual cash bonus awards, which may be made under the Management Incentive Plan (“MIP”) or otherwise, for performance during the year, and long-term, stock-based compensation generally awarded under the Corporation’s Stock Compensation Plan (the “Plan”). This Plan provides for stock-based compensation and is intended to motivate participants and promote the long-term growth and profitable operation of the Corporation.

     Base Compensation. Given the Compensation Committee’s continuing emphasis on performance-based long-term and short-term compensation, base compensation for executive officers has been established by the Compensation Committee at competitive levels based upon information available to the Compensation Committee. Such information includes compensation for corresponding executive positions at peer group financial institutions, with a similar company focus, growth and earnings factors, asset size, and outside investment analyst reviews. Executive officer salaries are evaluated by the Compensation Committee on a periodic basis utilizing information from independent outside compensation consultants, the Corporation’s human resources department and the Corporation’s chief executive officer. Input from the members of the Corporation’s board of directors is utilized with respect to the salary of the chief executive officer. To determine the actual base salary for each executive officer, the Compensation Committee also takes into account individual performance, experience, and unique contributions or needs for certain expertise required by the Corporation.

     Base Compensation of Chief Executive Officer. The Compensation Committee reviewed Mr. Hartman’s performance for 2003 in March of 2004 and awarded him a 4% merit increase effective April 2, 2004. In support of such increase, the Compensation Committee cited several accomplishments of Mr. Hartman during 2003 including the following. First, the Committee recognized Mr. Hartman’s oversight with respect to the Corporation’s initiative to establish a much more visible presence in Oakland County and to increase the Corporation’s market share in this attractive banking market. Second, the Committee noted the positive progress that had been made by the Corporation during the year in terms of credit quality thereby continuing to enhance the overall financial strength of the Corporation. Third, the Committee recognized Mr. Hartman’s performance in the management of staff and the building of a strong focus on people, products and processes that will improve the overall performance of the Corporation. Finally, the Committee noted Mr. Hartman’s oversight in the implementation of the strategic plan that had been established for the Corporation during the previous year with particular emphasis on the products and services that have been developed during the course of the year to meet client needs.

     Bonus Compensation. All of the Corporation’s executive officers participate in the MIP. The MIP is designed to motivate participating officers of the Corporation and its subsidiaries to achieve strategic goals; to strengthen links between pay and the performance of the Corporation; and to align management’s interests more closely with the interests of shareholders. Under the MIP, a bonus is paid only if the Corporation achieves specified earnings per share and return on equity targets. Target bonus amounts for executives are generally comprised of a 75% nondiscretionary portion and a 25% discretionary portion. The nondiscretionary portion of each bonus is a function of (i) the executive’s salary, (ii) the “participation rate” established by the Compensation Committee for the executive, and (iii) the performance of the Corporation. Corporate performance is measured in terms of achieving at least minimum specified targets for a) net loan growth, b) net interest income, c) net core deposit growth, d) non-interest income, e) net charge-offs, and f) non-performing assets, with a portion of the non-discretionary bonus amount awarded based on the extent to which each minimum target is exceeded, up to a specified maximum amount. These targets are weighted so as to place the most emphasis on net loan growth, less on net interest income, still less on net core deposit growth and non-interest income and the least on net charge-offs and non-performing assets. The discretionary portion of each bonus is determined through quantitative goals pertaining to the executive’s area of responsibility and a subjective analysis of each of the executive’s performance.

     Chief Executive Officer Award. The bonus earned by Mr. Hartman in 2004 was awarded to him under the MIP and the amount was determined in the manner described above, which was approximately 85% of his target bonus amount. As a result of the Corporation’s performance in 2004, Mr. Hartman received the maximum target bonus amount with respect to the net charge-offs and non-performing assets performance measures, and also received a portion of the target bonus amount with respect to the net loan growth, non-interest income and net core deposit growth performance measures. He received no bonus with respect to the net interest income target, as the Corporation failed to achieve the minimum target level with respect to that performance measure.

     Long-Term Stock-Based Compensation. The Corporation’s Stock Compensation Plan provides for a variety of different types of compensation arrangements, such as stock options, restricted stock and stock appreciation rights, which increase in value as the value of the Common Stock increases. The purpose of these and similar long-term compensation arrangements is to more closely align the financial interests of executive officers and other key employees with the long-term interests of the Corporation’s shareholders by linking a significant portion of their compensation directly to stock price growth or decline.

     In furtherance of such purpose, the Compensation Committee generally makes annual grants to executive officers of stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options vest and generally become exercisable at the rate of 20% per year and as such will become 100% vested after 5 years. The Compensation Committee has adopted option grant guidelines to reflect competitive practices of other similarly situated financial institutions. These guidelines, implemented by the Compensation Committee with the assistance of the Corporation’s outside compensation consultants, employ a modified Black-Scholes option valuation model to estimate the present value of long-term incentive compensation for corresponding executive positions at similarly situated and performing financial institutions. A similar analysis is performed to determine the comparative value of an option to be awarded. Based upon this information and other information concerning compensation practices within the financial services industry, an appropriate participation rate is assigned and reassessed annually for each of the executive officers in the Plan. The option grant size for each executive officer is then determined by dividing the product of the plan participant’s base salary and plan participation rate by the derived fair market value of an option to be awarded under the Plan, subject to being increased or decreased by the Compensation Committee based upon its evaluation of the officer’s individual performance during the prior year.

     Chief Executive Officer Long-Term Compensation. Mr. Hartman received an option grant from the Committee in the amount of 77,500 shares during 2004 pursuant to the option grant guidelines set forth above.

     Deductibility of Executive Compensation. Section 162(m) of the Code restricts the deductibility of executive compensation paid to the Corporation’s Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1,000,000 in annual compensation (including gain from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The Plan and its predecessor plans contain a restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under the Plan and its predecessor plans to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility.

     The Compensation Committee does not believe that other components of the Corporation’s compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility and has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

KENDALL B. WILLIAMS, CHAIRMAN

BENJAMIN W. LAIRD, VICE CHAIRMAN

LAWRENCE O. ERICKSON

STEPHEN J. LAZAROFF

Shareholder Return

     Set forth below is a graph which summarizes the cumulative return experienced by the Corporation’s shareholders over the past five years compared with the S&P 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index. Such presentation assumes that the value of the investment in the Corporation’s Common Stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.

Cumulative Total Returns
Five Years Ended December 31, 2004
Value At Year End

Compensation Committee Interlocks And Certain Transactions And Relationships

     Compensation Committee Interlocks and Insider Participation. Messrs. Lawrence O. Erickson, Benjamin W. Laird, Stephen J. Lazaroff and Kendall B. Williams served on the Compensation Committee throughout the last completed fiscal year. None of these individuals are or have been employees of the Corporation and none have had any transactions with the Corporation requiring disclosure in this proxy statement.

     Other Transactions with Officers and Directors. During 2004, the banking subsidiaries of the Corporation had, and expect to have in the future, banking transactions, in the ordinary course of business, with directors, officers and their associates. These transactions were made on substantially the same terms, including interest rate charges and collateral requirements, as comparable transactions made with unrelated parties prevailing at the time of such transactions and did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Corporation’s directors, executive officers and any persons holding more than 10% of the Common Stock (collectively, the “Reporting Persons”) are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Corporation is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Commission, all required reports of Reporting Persons have been timely filed with the Commission since the beginning of 2004.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General

     In 2004, Ernst & Young LLP (“E&Y”) performed audit and audit related services for the Corporation and its subsidiaries which included examination of the consolidated financial statements of the Corporation, and consultation with the Corporation and its subsidiaries on accounting and reporting matters. The Audit Committee has appointed E&Y as independent auditors for 2005. Representatives of E&Y will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions that may be asked by shareholders.

Fees

     Audit Fees. E&Y billed the Corporation a total of $1,400,350 and $672,800 during 2004 and 2003, respectively, for professional services in connection with the audit of the Corporation’s annual financial statements and the review of the quarterly financial statements during each such year, including $724,500 in 2004 relating to the audit of the Corporation’s internal controls over financial reporting.

     Audit Related Fees. E&Y billed the Corporation a total of $100,000 and $97,978 during 2004 and 2003, respectively, for assurance and related services that were reasonably related to the performance of the audit and review of the financial statements, including audits of the Corporation’s benefit plans and a report on controls relating to employee benefit plans operated through its wholly owned subsidiary, Citizens Bank Wealth Management, N.A.

     Tax Fees. E&Y billed the Corporation a total of $8,705 and $4,975 during 2004 and 2003, respectively, for tax compliance, tax advice and tax planning services.

     All Other Fees. E&Y billed the Corporation a total of $30,910 and $28,890 for other services rendered during 2004 and 2003, respectively. The 2004 and 2003 fees related primarily to cash management software usage.

     Although the Corporation has not to date developed a formal process for pre-approval of audit and non-audit services provided by E&Y, it is the policy of the Corporation that the audit committee of the board of directors approve in advance all audit services and permissible non-audit services provided by the Corporation’s independent auditors.

SHAREHOLDER PROPOSALS AND NOMINEES

Shareholder Proposals

     Any proposal by a shareholder of the Corporation to be considered for inclusion in the proxy statement for the 2006 annual meeting must be received by Thomas W. Gallagher, the secretary of the Corporation, by the close of business on December 14, 2005. In addition to applicable rules of the Commission for inclusion of shareholder proposals in the Corporation’s proxy statement, the Corporation’s bylaws provide that, in order for a shareholder proposal to be properly brought before the annual meeting, written notice of such proposal must be given by the shareholder to the secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid, not later than February 14, 2006, which is the 90th day prior to the first anniversary of the 2005 annual meeting. If the annual meeting date has been advanced to a date earlier than April 17, 2006, which is the 30th day prior to the first anniversary of the 2005 annual meeting or delayed to a date later than July 16, 2006, which is the 60th day after the first anniversary of the 2005 annual meeting, then in order to be brought properly before the annual meeting, notice of such proposal must be given within 10 days after the first public disclosure of the date of such meeting in accordance with the procedures set forth in the Corporation’s bylaws. The Corporation also expects the persons named as proxies for the 2006 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Corporation with written notice of such proposal during the period provided in the Corporation’s bylaws.

Nominees

     Shareholders proposing director nominees at any annual meeting of shareholders must provide written notice of such intention, along with certain information regarding the proponent and the nominees as provided in the bylaws, to the secretary of the Corporation not later than the close of business on February 14, 2006, which is the 90th day prior to the first anniversary of the 2005 annual meeting. If the annual meeting date has been advanced to a date earlier than April 17, 2006, which is the 30th day prior to the first anniversary of the 2005 annual meeting or delayed to a date later than July 16, 2006, which is the 60th day after the first anniversary of the 2005 annual meeting, then notice of such intention must be given within 10 days after the first public disclosure of the date of the annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be given by the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the corporate governance and nominating committee. The corporate governance and nominating committee policy is to review the qualifications of candidates submitted for nomination by shareholders and evaluate them using the same criteria used to evaluate candidates submitted by the board for nomination.

Shareholder Communications with the Board of Directors

     Although the Corporation has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that its informal process, in which any communication sent to the board of directors either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer, has served the board’s and the Corporation’s shareholders’ needs.

     In view of recently adopted Commission disclosure requirements related to this issue, the corporate governance and nominating committee is developing more specific procedures. Until any other procedures are developed and posted on the Corporate Governance page in the Investor Relations section of the Corporation’s website at www.citizensonline.com, any communication to the board of directors may be mailed to the board, in care of the Secretary of the Corporation, at 328 South Saginaw Street, Flint, Michigan 48502. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The Secretary of the Corporation will make copies of all such communications and circulate them to the appropriate director or directors.

OTHER MATTERS

     The board of directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

CITIZENS BANKING CORPORATION

Thomas W. Gallagher
General Counsel and Secretary

Flint, Michigan
April 13, 2005

CITIZENS BANKING CORPORATION

May 17, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Citizens Banking Corporation (the “Corporation”) hereby appoints Joseph P. Day and Stephen J. Lazaroff, or either of them, my proxies or proxy, with full power of substitution to vote all shares of stock of the Corporation that the undersigned would be entitled to vote at the annual meeting of shareholders of the Corporation to be held in the Presidential Ballroom located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Tuesday, May 17, 2005 at 10:00 a.m. local time, and at any adjournments thereof upon the election of directors as set forth on the reverse side of this proxy, all of whom are being proposed by the board of directors and in their discretion, upon such other matters as may properly come before the meeting including the election of any person to the board of directors where a nominee named in the proxy statement dated April 13, 2005 is unable to serve or, for good cause, will not serve. Unless a contrary instruction is provided, this proxy when properly executed will be voted FOR each nominee named on the reverse side of this proxy.

For participants in the Corporation’s Amended and Restated Section 401(k) Plan (“Plan”), this card also provides voting instructions to the trustee under the Plan for the undersigned’s allowable portion, if any, of the total number of shares of common stock of the Corporation held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CITIZENS BANKING CORPORATION

May 17, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class I Directors to serve a three year term:
The undersigned acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement dated April 13, 2005 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.
NOMINEES:
☐	FOR ALL NOMINEES	¦ Edward P. Abbott ¦ Lizabeth A. Ardisana	(Class I — three year term) (Class I — three year term)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¦ Lawrence O. Erickson	(Class I — three year term)
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CITIZENS BANKING CORPORATION

May 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Citizens Banking Corporation (the “Corporation”) hereby appoints Joseph P. Day and Stephen J. Lazaroff, or either of them, my proxies or proxy, with full power of substitution to vote all shares of stock of the Corporation that the undersigned would be entitled to vote at the annual meeting of shareholders of the Corporation to be held in the Presidential Ballroom located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Tuesday, May 17, 2005 at 10:00 a.m. local time, and at any adjournments thereof upon the election of directors as set forth on the reverse side of this proxy, all of whom are being proposed by the board of directors and in their discretion, upon such other matters as may properly come before the meeting including the election of any person to the board of directors where a nominee named in the proxy statement dated April 13, 2005 is unable to serve or, for good cause, will not serve. Unless a contrary instruction is provided, this proxy when properly executed will be voted FOR each nominee named on the reverse side of this proxy.

For participants in the Corporation’s Amended and Restated Section 401(k) Plan (“Plan”), this card also provides voting instructions to the trustee under the Plan for the undersigned’s allowable portion, if any, of the total number of shares of common stock of the Corporation held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CITIZENS BANKING CORPORATION

May 17, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class I Directors to serve a three year term:
The undersigned acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement dated April 13, 2005 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.
NOMINEES:
☐	FOR ALL NOMINEES	¦ Edward P. Abbott ¦ Lizabeth A. Ardisana	(Class I — three year term) (Class I — three year term)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¦ Lawrence O. Erickson	(Class I — three year term)
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.